UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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NUANCE COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO PROXY STATEMENT

FOR

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 28, 2018

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend the definitive proxy statement of Nuance Communications, Inc. (the “Company”) for its 2018 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on January 26, 2018 (the “Original Proxy Statement”), in order to supplement Proposal Two in the Original Proxy Statement.

Proposal Two in the Original Proxy Statement is a proposal to approve amendments to and restate the Amended and Restated 2000 Stock Plan (the “Plan”). Proposal Two included a summary description the Plan, including the classes of persons who will be eligible to participate in the Plan and the basis of such participation (the “Summary”). It has come to our attention that that the Summary inadvertently omitted the approximate number of persons eligible to participate in the Plan. The approximate number of eligible participants can be determined from disclosure otherwise available in the Company’s Annual Report to Stockholders delivered concurrently with the proxy statement, and we do not believe this omission is material in any respect as to any stockholder’s decision as to whether to vote for or against Proposal Two. However, we are providing the following supplement to Proposal Two in the interest of completeness. All other items of the Proxy Statement are unchanged.

SUPPLEMENT TO PROPOSAL TWO—

APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF THE AMENDED AND RESTATED 2000 STOCK PLAN

The Summary is hereby supplemented to add the following information to the section titled “Description of 2000 Plan-Eligibility”:

As of December 31, 2017, we had approximately 16,700 employees, directors and consultants of the Company and its subsidiaries that would be eligible to participate in the 2000 Plan, including approximately 12,200 employees, 4,500 consultants and contingent workers and the Company’s non-employee directors of which there are currently nine and which will decline to eight at the conclusion of the 2018 Annual Meeting. Participation in the 2000 Plan is determined by the plan administrator. Information about the number and roles of employees may also be found in our Annual Report on Form 10-K filed on November 29, 2017, copies of which were distributed to stockholders with this proxy statement.

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